                   THIRD AMENDMENT dated as of March 31, 1997 (this
              "AGREEMENT"), relating to the Credit Agreement dated as of December 5, 1995, as amended (the "CREDIT AGREEMENT"), among CASTLE & COOKE, INC., a Hawaii corporation (the "BORROWER"), the financial institutions party thereto (the "LENDERS"), THE CHASE MANHATTAN BANK, a New York banking corporation, formerly known as Chemical Bank, as administrative agent (in such capacity, the "ADMINISTRATIVE AGENT") and as collateral agent (in such capacity, the "COLLATERAL AGENT") for the Lenders.

         The Borrower has requested that the Lenders enter into this Agreement in order to amend the Credit Agreement to extend the date for the Scheduled Reduction of the Commitments from March 31, 1997, to May 31, 1997.

         Accordingly, in consideration of the agreements, provisions and covenants herein contained, and in compliance with the provisions of Section 9.08(b) of the Credit Agreement, the parties hereto hereby agree as follows:

         SECTION 1. AMENDMENT. Each Lender hereby agrees, effective as of March 31, 1997, to amend Section 2.09(a) of the Credit Agreement by deleting the date "March 31, 1997" from clause (i) thereof and replacing such date with "May 31, 1997".

         SECTION 2. REPRESENTATIONS AND WARRANTIES. The Borrower represents and warrants to each of the Lenders, the Administrative Agent and the Collateral Agent that:

         (a) The representations and warranties set forth in Article III of the Credit Agreement are true and correct in all material respects with the same effect as if made on the date hereof, except to the extent such representations and warranties expressly relate to an earlier date.

         (b)  No Event of Default or Default has occurred and is continuing.

         SECTION 3. APPLICABLE LAW. THIS AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK.

         SECTION 4.  COUNTERPARTS.  This Agreement may be
executed in one or more counterparts, each of which shall constitute an original, but all of which taken together shall constitute one and the same instrument.

         SECTION 5. EXPENSES. The Borrower agrees to reimburse the Administrative Agent for its reasonable out-of-pocket expenses in connection with this Agreement, including the reasonable fees, charges and disbursements of Cravath, Swaine & Moore, counsel for the Administrative Agent.

         SECTION 6. DEFINED TERMS. Capitalized terms used but not defined herein shall have the meanings assigned to such terms in the Credit Agreement.

         IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed by their respective authorized officers as of the day and year first above written.

                                       CASTLE & COOKE, INC.,

                                            by   /s/ EDWARD C. ROOHAN
                                                 -------------------------------
                                                 Name: Edward C. Roohan
                                                 Title: Vice President and CFO

                                       THE CHASE MANHATTAN BANK, formerly known as Chemical Bank, individually and as Administrative Agent and Collateral Agent,

                                            by   /s/ MARY ELISABETH SWERZ
                                                 -------------------------------
                                                 Name: Mary Elisabeth Swerz
                                                 Title: Vice President

                                       BANK OF AMERICA NATIONAL TRUST AND
                                       SAVINGS ASSOCIATION,

                                            by   /s/ MARY BOWMAN
                                                 -------------------------------
                                                 Name: Mary Bowman
                                                 Title: Vice President

                                       BANK OF HAWAII,

                                            by   /s/ S. G. PAGLIARO
                                                 -------------------------------
                                                 Name: S. G. Pagliaro
                                                 Title: Vice President

                                       THE BANK OF NOVA SCOTIA, SAN
                                       FRANCISCO AGENCY,

                                            by   /s/ BRUCE GANONG
                                                 -------------------------------
                                                 Name:  Bruce Ganong
                                                 Title: Relationship Manager

                                       THE FIRST NATIONAL BANK OF CHICAGO,

                                            by   /s/ KEVIN L. GILLEN
                                                 -------------------------------
                                                 Name: Kevin L. Gillen
                                                 Title: Assistant Vice President

                                       KREDIETBANK N.V.,

                                            by   /s/ ROBERT SNAUFFER
                                                 -------------------------------
                                                 Name: Robert Snauffer
                                                 Title: Vice President

                                            by   /s/ TOD R. ANGUS
                                                 -------------------------------
                                                 Name: Tod R. Angus
                                                 Title: Vice President

                                       SOCIETE GENERALE,

                                            by   /s/ J. STALEY STEWART
                                                 -------------------------------
                                                 Name: J. Staley Stewart
                                                 Title:  Vice President

                                       WELLS FARGO BANK, NATIONAL ASSOCIATION,

                                            by   /s/ KAY SKIDMORE
                                                 -------------------------------
                                                 Name: Kay Skidmore
                                                 Title: Vice President

                                       FIRST HAWAIIAN BANK,

                                            by   /s/ ROBERT M. WHEELER, III
                                                 -------------------------------
                                                 Name: Robert M. Wheeler, III
                                                 Title: Vice President

Solely for the purpose
of consenting to the
foregoing Amendment
with regard to certain
Guarantee Agreements
dated as of December 27,
1995, as Guarantors
thereunder:

EACH OF THE SUBSIDIARIES
OF THE BORROWER LISTED
ON SCHEDULE I HERETO:

   by  /s/ EDWARD C. ROOHAN
       ----------------------
       Name: Edward C. Roohan
       Title:  Authorized
                  Officer

                                                               SCHEDULE I TO THE
                                                                 THIRD AMENDMENT

                              SUBSIDIARY GUARANTORS


Hawaii Newsub, Inc. (nka Lanai Company, Inc.)
Castle & Cooke Commercial Hawaii, Inc. (nka Castle & Cooke Properties, Inc.) Castle & Cooke Hawaii, Inc. (nka Castle & Cooke Homes Hawaii, Inc.)
Castle & Cooke Homes California, Inc. (nka Castle & Cooke California, Inc.) C&C Commercial - CA, Inc. (nka Castle & Cooke Commercial - CA, Inc.)
Arizona Newsub, Inc. (nka Castle & Cooke Arizona, Inc.)
Castle & Cooke Kunia, Inc. (subsidiary of Castle & Cooke Homes Hawaii, Inc.)